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                                                                    EXHIBIT 3.13

ENDORSED
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 04/05/2001
010168715 - 3331788


                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     INSPIRATION MEDIA OF PENNSYLVANIA, LP.


        The undersigned, desiring to amend the Certificate of Limited Partnership of Inspiration Media of Pennsylvania, LP does hereby certify the following:

        1. The name of the limited partnership is Inspiration Media of Pennsylvania, LP.

        2. The name and mailing address of the sole general partner is amended as follows:


               NAME:                             MAILING ADDRESS:
               ----                              ---------------
               Salem Radio Operations -          4880 Santa Rose Road, Suite 300
               Pennsylvania, Inc.                Camarillo, CA 93012

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment effective as of December 18, 2000.

                                    SALEM RADIO OPERATIONS -
                                    PENNSYLVANIA, INC., a
                                    Delaware corporation, as the General Partner


                                    By: /s/ Jonathan L. Block
                                        ----------------------------------------
                                        Jonathan L. Block, Vice President